Exhibit 10.31

Amendment Agreement N° 1 to the Assignment Agreement dated 22.05.2019

Between

Mr Stanislas VEILLET

and

BIOPHYTIS

THIS AGREEMENT IS DATED 6 APRIL 2020 AND MADE BETWEEN :

Mr Stanislas VEILLET, born on August 20th, 1965 at Paris, whose address is at 7 rue Edouard Ferron 91600 Savigny sur Orge,

Hereinafter referred as the “Assignor” or “S. VEILLET”,

And

BIOPHYTIS, a Société anonyme with a share capital of 7.941.465 euros, organized under the laws of France, with its registered office located at 14 Avenue de l’Opéra — 75001 Paris, registered with the Paris Trade and Companies Registry under number 492 002 225, represented by Mr Dimitri Batsis and Mrs Nadine Coulm, duly authorized for the purposes hereof,

Hereinafter referred as the “Assignee” or “BIOPYHTIS”,

The Assignor and the Assignee are referred to herein as the “Parties” and individually as a “Party”.

BACKGROUND

(A)                             On 22 may 2019 the parties have entered into an assignment agreement the purpose of which was to acknowledge the assignment by the Assignor to BIOPHYTIS of all his rights to and under the Existing Patents and Current Patent Applications, and to organize the assignment and transfer by the Assignor to BIOPHYTIS and/or its Affiliates of his rights on and to any and all Current Results for the agreed price. The Parties have also agreed on the financial compensation for the assignment by the Assignor to BIOPHYTIS and/or its Affiliates of any rights on and to Future Results including any rights as a co-inventor of patentable inventions to be covered by Future Patent Applications (the “Assignment Agreement”).

(B)                              The Parties wish to amend the Article 4.2 of the Assignment Agreement relating to the financial conditions in order to correct a clerical error and to clarify the amounts due to the Assignor pursuant to Articles 4.1 and 4.2 (a) of the Assignment Agreement.

(C)                              The Parties have agreed to amend the Assignment Agreement in accordance with the terms of this amendment agreement (the “Amendment Agreement”).

THE PARTIES AGREE THAT:

1                                        DEFINITIONS AND INTERPRETATION

1.1                              Unless otherwise provided in this Amendment Agreement, capitalized terms used in this Amendment Agreement shall have the meaning ascribed to them in the Assignment Agreement.

2                                        AMENDMENT TO THE ASSIGNMENT AGREEMENT

2.1                              The Parties agree that Article 4.2 of the Assignment Agreement shall be amended and restated as follows:

“ 4.2       Sums payable pursuant to Article 4.1 shall be paid by BIOPHYTIS to S. VEILLET as follows:

(a)         within 30 days following the Effective Date, a lump sum of six hundred and thirty thousand Euro (EUR 630,000) excluding VAT corresponding to the sum of :

(i) four hundred and fifty thousand Euros (EUR 450,000) excluding VAT, due pursuant to Article 4.1 (a), corresponding to the aggregate price of all Current Patent Applications which have already been filed, and

(ii) one hundred eighty thousand Euros (EUR 180.000) excluding VAT due pursuant to Article 4.1 (b), corresponding to the aggregate price of all Current Patent Applications which have already been published, i.e. (a) the French patent application n°FR1753775 filed on April, 28th 2017 and entitled “20-Hydroecdysone extract of pharmaceutical grade, its use and its preparation” and (b) the French patent application n°FR1758071 filed on May, 31st 2017 and entitled “Use of 20-hydroxyecdysone and the derivatives thereof in the treatment of myopathies”

(b)         as regards any sum payable pursuant to Article 4.1(a), within 30 days of the first filing of the relevant Patent Application; it is specified that the first filing of a Patent Application shall be that giving priority date to such Patent Application.

(c)          as regards any sum payable pursuant to Article 4.1(b), within 30 days of the first publication of the relevant Patent Application; and

(d)         as regards any sum payable pursuant to Article 4.1(c), in accordance with the provisions of Article 4.3(a) and/or 4.3(b), as the case may be.

Once the payment of the first lump sum as provided in Article 4.2(b) has been made by BIOPHYTIS and/or by any of its Affiliates, S. VEILLET will have no rights or claims on the invention covered by the Current Results, and/or the Future Results, and on any corresponding Future Patent Applications, except for payments referred to in Article 4.1(b) and 4.1(c), as applicable.”

3                                        MISCELLANEOUS

3.1                              This Amendment Agreement enters into force as from the date of its execution by all Parties.

3.2                              The Assignment Agreement (as amended by the Amendment Agreement) continues in full force and effect. All provisions of the Assignment Agreement which are not expressly modified pursuant to this Amendment Agreement remain unchanged, continue to apply between the Parties and shall not be construed as novated or varied in any way by this Amendment Agreement.

3.3                              The provisions of Article 11 (APPLICABLE LAW AND DISPUTE RESOLUTION) of the Assignment Agreement shall apply mutatis mutandis to this Amendment Agreement.

The present Amendment Agreement has been drafted in English in two (2) original versions, one (1) for each Party.

For Biophytis:		For Mr. VEILLET:

		Stanislas Veillet:	/s/ Stanislas Veillet
Nadine Coulm:	/s/ Nadine Coulm

Dimitri Batsis:	/s/ Dimitri Batsis